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                                                                   EXHIBIT 23(b)


                               CONSENT OF COUNSEL

        Shutts & Bowen LLP hereby consents to the use of its name in the Prospectus forming a part of the Registration Statement of Intertape Polymer Group Inc. and in any amendment thereto.


                                    SHUTTS & BOWEN LLP



                                    /s/ Shutts & Bowen LLP
                                        ----------------------------------------
                                        September 17, 2001

Orlando, Florida